Exhibit 10.1

AMENDMENT ONE TO

THE CHUBB CORPORATION

KEY EMPLOYEE DEFERRED COMPENSATION PLAN (2005)

The Chubb Corporation Key Employee Deferred Compensation Plan (2005) (the “Plan”) is hereby amended, effective as of September 8, 2005 as follows:

1.                                       Section 2.17 of the Plan is hereby amended and restated in its entirety as follows:

Dividend Equivalents — “Dividend Equivalents” means an amount equal to the number of Units in a Participant’s Deferred Compensation Account multiplied by the amount of quarterly dividends payable to Company Stock shareholders for each share of Company Stock.  The amount of Dividend Equivalents on a payment date for a quarterly dividend on the Company’s Stock shall be determined based on the number of Units in the Participant’s Deferred Compensation Account as of the preceding Valuation Date.

2.                                       Section 7.07 of the Plan is hereby amended to: (i) rename such section “Valuation of the Company Stock Unit Account and Crediting of Dividend Equivalents,” (ii) delete the fourth sentence thereof (related to the treatment of dividends), (iii) renumber such section as Section 7.07(a), and (iv) add a new subsection “b” at the end thereof which shall read in its entirety as follows:

b.                                      Dividend Equivalents shall be reflected by crediting to a Participant’s Deferred Compensation Account an amount in cash equal to the value of the Dividend Equivalents on the payment date for each dividend payable to Company Stock shareholders.  Amounts credited to a Participant’s Deferred Compensation Account in respect of such Dividend Equivalents shall be deemed invested in the Investment Funds in which a Participant’s Deferred Compensation Account is otherwise deemed invested pursuant to Section 7.03 and shall be automatically allocated among such Investment Funds in the proportion set forth in the Participant’s Investment Funds election then in effect.  Such portion of the Participant’s Deferred Compensation Account shall be credited on each Valuation Date with an investment return from the date such amount in respect of Dividend Equivalents was credited to the Participant’s Deferred Compensation Account, based on the investment return (gain or loss) of the Investment Funds in which such portion is deemed to be hypothetically invested.

3.                                       Section 8.01(a) of the Plan is hereby amended and restated in its entirety as follows:

All Deferral Amounts payable to a Participant that are deemed invested in the Investments Funds, including amounts credited to the Participant’s Deferred Compensation Account in respect of Dividend Equivalents pursuant to Section 7.07 shall be paid in cash.

4.                                       Section 8.01(b) of the Plan is hereby amended and restated in its entirety as follows:

Any Deferral Amount payable to a Participant that is deemed invested in the Company Stock Unit Account shall be paid in Company Stock issued under and subject to the terms and provisions of The Chubb Corporation Long-Term Stock Incentive Plan (2004), or any successor plan thereto, applicable to the form of Stock Based Compensation to which such Deferral Amount related, with one share of Company Stock distributed for each Unit credited to such Participant’s Company Stock Unit Account.  All fractional Units shall be payable in cash.

5.                                       Section 8.02(a)(2) of the Plan is hereby deleted in its entirety and Section 8.06(c) of the Plan is hereby amended and restated in its entirety as follows:

Notwithstanding anything in the Plan to the contrary, and notwithstanding the election(s) made by any Participant on any Election Form(s) filed with the Committee, if a Participant has a Termination of Employment, other than on account of “Retirement” (as hereinafter defined), he or she shall be paid in a lump sum all of such Participant’s Deferral Amounts on the first day of the seventh (7th) month following such Termination of Employment.  For purposes of the Plan, “Retirement” shall mean a Termination of Employment other than for “Cause” (as hereinafter defined) at or after the Participant’s normal retirement age or earliest retirement date, in each case as specified in the Company’s Pension Plan.  For purposes of the Plan, “Cause” shall mean the Company or any of its affiliates having “cause” to terminate a Participant’s employment as defined in any existing award agreement, employment agreement or any other agreement between such Participant and the Company or any of its affiliates, or in the absence of such an agreement as such term is defined in The Chubb Corporation Long-Term Stock Incentive Plan (2004), or any successor plan thereto.

If a Participant is a Key Employee and has a Termination of Employment on account of Retirement, then notwithstanding any Election Form(s) filed with the Committee by such Participant or anything in the Plan to the contrary, no payment may be made (or begin in the case of installments) to such Key Employee prior to the first day of the seventh (7th) month following such Key Employee’s Termination of Employment on account of Retirement.

Except as provided herein, all other provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, The Chubb Corporation has caused this Amendment to the Plan to be duly executed this 8 day of September, 2005.

THE CHUBB CORPORATION

By:	/s/ W. Andrew Macan
	Title:	Vice President, Corporate
Counsel and Secretary